Exhibit 5.0

RICHARDSON & PATEL, LLP

10900 Wilshire Boulevard

Suite 500

Los Angeles, California 90024

Telephone (310) 208-1182

Facsimile (310) 208-1154

February 5, 2007

Vertical Branding, Inc.

16000 Ventura Blvd., Suite 301

Encino, California 91436

Re:

Vertical Branding, Inc. 2006 Equity Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Vertical Branding, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's registration statement on Form S-8 relating to 5,000,000 shares of the Company's common stock, par value $.001 (the “Shares”), which may be issued upon exercise of options or otherwise granted in connection with the Vertical Branding, Inc. 2006 Equity Incentive Plan (the “Plan”).

In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, were or will be legally issued, fully paid, and nonassessable under the Delaware General Corporation Law.

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading “Interests of Named Experts and Counsel” in the registration statement.

/s/ RICHARDSON & PATEL, LLP
RICHARDSON & PATEL, LLP